Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT, dated as of April 5, 2020 (this “Agreement”), between Velocity Financial, Inc., a Delaware corporation (the “Company”) and the stockholders set forth on the signature page hereto (the “Stockholder”).

WHEREAS, the Stockholder beneficially owns, directly or indirectly, shares of common stock, par value $0.01 per share of the Company (the “Common Stock”) set forth on Schedule A hereto (such shares together with any additional shares of Common Stock of the Company that are hereafter issued to, or otherwise acquired or owned, beneficially or of record, by, the Stockholder prior to the termination of this Agreement being referred to herein as the “Subject Shares”);

WHEREAS, the Company is entering into a Securities Purchase Agreement on or around the date hereof (the “Purchase Agreement”) with the purchasers named therein (collectively, the “Purchasers”) pursuant to which, among other things, it proposes to issue and sell to the Purchasers, and the Purchasers purchase from the Company, shares of Series A Convertible Preferred Stock (as defined in the Purchase Agreement) and Warrants (as defined in the Purchase Agreement);

WHEREAS, pursuant to the terms of the Purchase Agreement, the Company intends to call and hold a meeting of its stockholders (the “Special Meeting”) to seek approval by the holders of Common Stock to approve the issuance of shares of Common Stock upon exercise of the Warrants or conversion of the Series A Convertible Preferred Stock issued to the Purchasers pursuant to the Purchase Agreement and all other Transaction Documents as required by the listing standards of the New York Stock Exchange (“NYSE”) (and any successor thereto and any other trading market on which the Common Stock is listed), including under Section 312.03 of the NYSE Listed Company Manual (collectively, the “Proposal”); and

WHEREAS, the convertibility and/or exercise of the securities issued pursuant to the Purchase Agreement is contingent upon the receipt of approval of the Company’s Stockholders of the Proposal at the Special Meeting.

NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.    Agreement to Vote.

(a)    Voting. Subject to the terms of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees that during the time this Agreement is in effect at every annual or special meeting of the stockholders of the Company held with respect to the matters specified in Section 1(a)(ii), however called, including any adjournment or postponement thereof, the Stockholder shall:

(i)    cause the Subject Shares to be counted as present thereat for purposes of determining a quorum; and

(ii)    be present (in person or by proxy) and vote (or cause to be voted), in person or by proxy, the Subject Shares (A) in favor of the approval of the Proposal and (B) without limitation of the preceding clause (i), in favor of any proposal to adjourn or postpone the Special Meeting (and, if applicable, any subsequent annual or special meeting of the stockholders of the Company held with respect to approval of the Proposal (a “Subsequent Stockholder Meeting”)) to a later date solely if there are not sufficient votes for approval of the Proposal on the date on which the Special Meeting (or, if applicable, a Subsequent Stockholder Meeting) is held. Any such vote will be cast or consent will be given in accordance with the procedures applicable thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

(b)    Information for Proxy Statement. The Stockholder and its Affiliates will furnish to the Company all information concerning such Stockholder and its Affiliates as the Company may reasonably request in connection with the preparation and filing of the Proxy Statement. The Stockholder consents to the Company publishing and disclosing in any filing to the extent required under applicable law, including the filings contemplated by the Purchase Agreement, the Stockholder’s identity and ownership of the Subject Shares, and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement; provided that the Company shall have consulted with the Stockholder in advance of any such disclosure and shall accept any reasonable comments provided by the Stockholder or its counsel with respect to such disclosure prior to making such disclosure.

(c)    Acquisition of Additional Shares. During the term of this Agreement, the Stockholder shall notify the Company reasonably promptly in writing of the direct or indirect acquisition of record or beneficial ownership of additional shares of Common Stock after the date of this Agreement, if any, all of which shall be considered Subject Shares and be subject to the terms of this Agreement as though owned by the Stockholder on the date of this Agreement.

2.    Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants, severally but not jointly, to the Company as follows:

(a)    Authority. The Stockholder has all necessary corporate, limited liability company, trust or partnership power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of the Stockholder or any other Person is required. This Agreement constitutes a legal, valid and binding obligation of the Stockholder; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(b)    No Violations. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Stockholder is a party or by which the Stockholder is bound or by which the Subject Shares are bound or affected, (ii) conflict with or result in any violation of the provisions of the Organizational Documents of the Stockholder, or

(iii) violate any Law of any Governmental Authority or body having jurisdiction over the Stockholder or the Subject Shares, except in the case of clauses (i) and (ii), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated under this Agreement.

(c)    Consent and Approvals. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by the Stockholder (except for filings pursuant to the Securities Exchange Act of 1934, as amended, or any other state securities or “blue sky” Laws).

(d)    Ownership of Subject Shares. The Stockholder holds, beneficially or of record, good and valid title to the Subject Shares and has the power to vote, without restriction, such Subject Shares on all matters brought before Stockholders of capital stock of the Company. As of the date of this Agreement, the Stockholder beneficially owns, directly or indirectly, only the number of shares of Common Stock as described opposite its name as set forth on Schedule A hereto and Schedule A includes all Affiliates of the Stockholder that own any securities of the Company beneficially or of record and reflects all shares of Common Stock in which the Stockholder or its Affiliates has any interest or right to acquire, whether through derivative securities, voting agreements or otherwise (whether or not such Common Stock can be acquired within sixty (60) days). The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Subject Shares.

3.    Restriction on Transfer; Non-Interference; etc. The Stockholder hereby covenants and agrees that the Stockholder shall not, until the termination of this Agreement, without the prior written consent of the Company, (i) offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of the Subject Shares (“Transfer”), (ii) grant a proxy or power of attorney with respect to, or create or permit to exist any limitation on the Stockholder’s voting rights (except for such agreements or limitations that would not adversely affect the Stockholder’s ability to perform its obligations under this Agreement and other than any such proxy, power of attorney or other authorization consistent with, and for purposes of complying with, the provisions of Section 1(a) hereof) (“Encumbrance”) with respect to its Subject Shares, or (iii) take, or agree to take, any action that would have the effect of preventing or delaying the Stockholder from performing any of its obligations under this Agreement, including by agreeing (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) or (ii) of this Section 3; provided, however, that the Stockholder may Transfer any Subject Shares owned by it to an Affiliate of the Stockholder; provided that any such Transfer shall be null and void ab initio unless any such transferee of such Subject Shares has delivered to the Company a written agreement in a form reasonably satisfactory to the Company that the transferee assumes the Stockholder’s obligations hereunder and shall be bound by, and the shares of Common Stock so Transferred shall remain subject to, this Agreement.

4.    No Limitation. Notwithstanding anything in this Agreement to the contrary, nothing herein shall in any way restrict any officer or director of the Company from taking any action (or failing to take any action) in good faith in his or her capacity as a director or officer of the Company (including to the extent permitted by the Purchase Agreement), or in the exercise of his or her fiduciary duties in his or her capacity as a director or officer of the Company, and no action taken in good faith in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and, notwithstanding anything in this Agreement to the contrary, Stockholder shall not be limited or restricted in any way from voting in its sole discretion on any matter other than the matters referred to in Section 1(a)(ii) hereof.

5.    Termination. This Agreement and the obligations of the parties under this Agreement may only be terminated upon the mutual consent set forth in a written instrument signed by all parties hereto; provided, however, that this Agreement shall automatically terminate, without any action by the parties hereto, upon the first to occur of (a) the approval by the Company’s Stockholders of the Proposal or (b) the termination of the Purchase Agreement in accordance with its terms.

6.    Miscellaneous.

(a)    Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid pursuant to the applicable terms of the Purchase Agreement.

(b)    Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses (or at such other address for a party as shall be specified in writing by such party):

(i)	if to the Company, to:

Velocity Financial, Inc.

30699 Russell Ranch Road, Suite 295

Westlake Village, California 91362

Email: [Redacted]

with copies (which shall not constitute notice) to:

Eric Swedenburg

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Email: [Redacted]

and

Daniel N. Webb

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Email: [Redacted]

(ii)    if to the Stockholder, at the most current address given by the transfer agent and registrar of the shares to the Company.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile, if sent via facsimile; when sent, if sent by electronic mail prior to 5:00 pm New York time on a Business Day, or on the next succeeding Business Day, if not; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

(c)    Severability. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(d)    Entire Agreement; No Third Party Beneficiaries. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in this Agreement or the other Transaction Documents with respect to the rights granted by the Company or any of its Affiliates or the Stockholder, the Purchasers or any of their respective Affiliates. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings among the parties with respect to such subject matter. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Company and the Stockholder and their respective permitted assigns any rights, remedies, obligations or liabilities hereunder.

(e)    Execution in Counterparts. This Agreement may be executed in counterparts, each of which when executed shall be deemed to be an original, and all of which together will be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of this Agreement, facsimile signatures or signatures by other electronic form of delivery shall be deemed originals.

(f)    Mutual Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

(g)    Interpretation. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule or Exhibit to this Agreement, unless otherwise specified. All Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it... Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by any party to this Agreement, such action shall be in such party’s sole discretion, unless otherwise specified in this Agreement. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Transaction Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(h)    Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by without the prior written consent of the Company (such consent not to be unreasonably withheld), except as provided in Section 2(c) hereof. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(i)    Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of laws that would result in the application of the law of any other jurisdiction. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action.

The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(j)    Amendments; Waiver. Subject to applicable law, any provision of this Agreement may be waived. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party against whom waiver is sought; provided, that any waiver given in compliance with this Section 6(j) or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Subject to applicable law, any of the provisions of this Agreement may be amended at any time, by the mutual written agreement of the parties. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.

(k)    WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(l)    Equitable Remedies. The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by any party. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches and/or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled to at law or in equity.

(m)    No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder. Nothing in this Agreement shall be interpreted as creating or forming a “group”

with any other Person, including with the Company, any Stockholder or any other Person, for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable law. The Company acknowledges and agrees that the obligations of each Stockholder under this Agreement shall be several (and not joint) and no Stockholder shall be responsible in any way for the actions or omissions of the other Stockholders.

(n)    Delay. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VELOCITY FINANCIAL, INC.

By:	/s/ Christopher Farrar
Name: Christopher Farrar
Title: Chief Executive Officer

[Signature Page to Voting and Support Agreement]

STOCKHOLDER SNOW PHIPPS GROUP AIV, L.P.

By:	SPG GP, LLC, its General Partner

By:	/s/ Alan Mantel
	Name:	Alan Mantel
	Title:	Authorized Signatory

[Signature Page to Voting and Support Agreement]

SNOW PHIPPS GROUP (RPV), L.P.

By:	SPG GP, LLC, its General Partner

By:	/s/ Alan Mantel
	Name:	Alan Mantel
	Title:	Authorized Signatory

[Signature Page to Voting and Support Agreement]

Schedule A

Beneficial Ownership

Name of Stockholder	Number of shares of Common Stock
Snow Phipps Group AIV, L.P., Snow Phipps Group (RPV), L.P. and Affiliates thereof	7,077,961